AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2002

                          Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                                    --------
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            RAPTOR INVESTMENTS, INC.
                            ------------------------
            (Exact name of registration as specified in its charter)



          FLORIDA                                      22-3261564
          -------                                      ----------
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)



                              2855 North University
                                    Suite 320
                          CORAL SPRINGS, FLORIDA 33065
                          ----------------------------
          (Address and Telephone Number of Principal Executive Offices)




                      2002 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)


                                   Copies to:

         Paul F. Lovito, Jr.                          Roxanne K. Beilly, Esq.
              President                                Atlas Pearlman, P.A.
      Raptor Investments, Inc.                      350 East Las Olas Boulevard
  2855 North University, Suite 320                          Suite 1700
      Coral Springs, FL  33065                       Fort Lauderdale, FL 33301
           (954) 346-5799                                 (954) 763-1200




                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      Proposed              Proposed
                                                       maximum               maximum
                                                      offering              aggregate            Amount of
  Title of securities         Amount to be            price per             offering           registration
   to be registered            registered              share                price                   fee
==================================================================================================================

Common Stock, $.01
par value per share (1)     10,000,000 shares           $0.16              $1,600,000             $150.00


-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based upon the closing bid and asked prices for the common stock as reported on the OTC Bulletin Board on April 18, 2002.


         When used herein, the terms "Raptor," "we," "us," and "our" refers to Raptor Investments Inc., formerly known as Paramark Enterprises, Inc., a Florida corporation, and its subsidiaries.

PROSPECTUS

                            RAPTOR INVESTMENTS, INC.

                        10,000,000 Shares of Common Stock

                            To Be Issued Pursuant to
                      2002 Non-Qualified Stock Option Plan

         This prospectus forms a part of a registration statement which registers an aggregate of 10,000,000 shares of our common stock which may be issued from time to time to certain of our directors, employees and consultants upon the exercise of stock options granted to these individuals under our 2002 Non-Qualified Stock Option Plan. These individuals are sometimes collectively referred to as the "selling shareholders." The selling shareholders may sell all or a portion of the shares of our common stock from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by selling shareholders.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         Investing in our shares involves certain risks. See the "Risk Factors" section beginning on page 6.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                                  The date of this prospectus is April 19, 2002.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form S-8. This prospectus is part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Raptor and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, each of you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC as discussed below.

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at HTTP://WWW.SEC.GOV.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offering is completed.

         - Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; and

         - all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

                                            Corporate Secretary
                                            Raptor Investments, Inc.
                                            2855 North University Drive
                                            Suite 320
                                            Coral Springs, Florida 33065
                                            954-346-5799

                                  OUR BUSINESS

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this prospectus. The risk factors and other factors noted throughout this prospectus or incorporated herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

GENERAL

         We were formed under the laws of State of Delaware in December 1985 under the name T.J. Cinnamons, Inc. as a franchisor of speciality retail bakeries. In 1996, the retail bakeries and franchise system was sold to Triarc Restaurant Group, and we became a wholesale manufacturer and distributor of speciality products. In October 2000, we sold Brooks Street Companies a portion of our bakery operations and in December 2000 the majority of the wholesale bakery operations were sold to Rich Products Manufacturing Group. In December 2000, our shareholders approved a plan of liquidation under which we would distribute all remaining net proceeds form the Rich Products transaction and the Brooks Street transaction to our shareholders over a four year period. All payments to date have been made under this agreement.

         In August 2001, we sold 500,000 shares of our common stock in a privately negotiated transaction for a purchase price of $30,000 to three investors, Messrs. Paul F. Lovito, Matthew J. Lovito and Marc A. Lovito. These shares represented approximately 12.9% of our then issued and outstanding common stock. In September 2001, our then current officers and directors resigned and were replaced by Messrs. Paul F. Lovito (Chairman, President and CEO), Marc A. Lovito (Vice President, Secretary and director) and Matthew A. Lovito (Treasurer, CFO and director). As a result of this change in the board of directors and management, a change in control of Raptor was deemed to have occurred. Finally, in November 2001, we reincorporated into the State of Florida.

         Our goal is to become a diversified holding company with a primary focus on providing corporate financial consulting services to various business entities and the acquisition, management, sale and lease of real estate. We will also seek to enhance shareholder value through the acquisition of various diversified business operations.

         In connection with the implementation of our business strategy, in January 2002, we completed the acquisition of LBI Properties, Inc. from Messrs. Paul, Matthew and Marc Lovito and the remaining shareholders of LBI Properties, Inc. in exchange for 19,974,298 shares of our common stock. LBI Properties is an early stage real estate holding company. It currently owns a residential lot in Cape Coral, Florida and has identified two additional residential lots that it intends to acquire in the near future. In addition, LBI Properties is seeking acquisitions in the areas of income producing commercial and residential properties, residential development projects, leisure and destination properties, and reals estate service operations.

         Contemporaneously, we also acquired LBI E Web Communities, Inc., from Messrs. Paul F. Lovito, Jr., Matthew J. Lovito, Marc A. Lovito, Darrin Lovito and LBI Capital Partners, L.P. in exchange for 19,800,000 shares of our common stock. LBI E Web is an internet related holding company that currently owns the domain names FinanceItOnTheWeb.com (a financial services directory site), Brassbulls.com (a public relations and financial information site), MyEnumber.com (an online address book and one stop rolodex), Homewaiter.com (a food delivery and information site), and Mimesaro.com (a Spanish food delivery and information site). The Brassbulls.com and MyEnumber.com web sites are in the final phases of construction, while the development of the other listed web sites will commence shortly. LBI E Web plans to create a network of self developed web sites covering a diverse universe of subjects.

         As a result of the foregoing transactions, the shareholders of the acquired companies received an aggregate of 39,774,298 or 90.63% of our then issued and outstanding shares of common stock

COMPETITION

         We will compete against a wide variety of companies in implementing our business plan.

         LBI Properties will compete against commercial and residential real estate developers, such as Catellus Development Corp. (NYSE: CDX) and Pulte Homes (NYSE: PHM), REITs such as BRE Properties, Inc. (NYSE: BRE), Aegis Realty, Inc. (AMEX: AE) and American Residential Investment Trust (NYSE: INV) and real estate service operators including First Service Corp. (Nasdaq: FSRV), Centex Corp. (NYSE: CTX) and ABM Property Corp. (NYSE: AMB). The real estate industry is generally fragmented and characterized by significant competition. Numerous developers, owners of industrial, office, and retail properties, and managers compete with us in seeking properties for acquisition, development and management opportunities, tenants, and purchasers for commercial and residential properties, and for non-strategic assets. There are competitors in each area in which we operate that have greater capital resources than we. There can be no assurance that the existence of such competition will not have a material adverse effect on our business, operations, and cash flow.

         LBI E WEB will compete against other web site holding companies such as CMGI, Inc. (Nasdaq: CMGI). The market for Internet products and services is rapidly evolving, highly competitive and characterized by few significant barriers to entry. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one provider of products and services similar to those we intend to offer, it is possible that a single provider may dominate one or more market segments. We believe the principal competitive factors in this markets segment include name recognition, performance, ease of use, variety of value-added services, functionality and features, and quality of support. Most of our existing competitors, as well as a number of potential competitors, have greater financial, technical and marketing resources than we do. We may also be affected by competition from licensees of its products and technology. There can be no assurance that our competitors will not develop Internet products and services that are superior to those which we may develop or that achieve greater market acceptance than our offerings.

EMPLOYEES

         We currently have 6 full time employees. None of our employees are covered by collective bargaining agreements and we believe our relationships with our employees to be good.

EXECUTIVE OFFICES

         Our principal executive offices are located at 2855 N. University Drive, Suite 320, Coral Springs, FL 33065 in commercial office space of approximately 3,000 square feet. We lease these offices from an affiliated third party under the terms of a lease expiring in April 2005. Our annual rental payments under this lease are $73,200.

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase our securities.

OUR CURRENT OPERATIONS HAVE A LIMITED OPERATING HISTORY.

         We recently acquired our two operating subsidiaries, both of which have a limited history of operations and have not generated any revenues to date. Because of this limited operating history, the information available upon which an evaluation of management's performance and our future prospects can be made is also limited. There can be no assurances whatsoever that we will be able to successfully implement our business model, penetrate our target markets or generate significant revenues or profits. We are subject to all the risks inherent in a start-up enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WOULD BE SEVERELY LIMITED.

         Our plan of operations requires additional capital investment. Our ability to continue to implement our plan of operation will depend upon our ability to raise capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

         If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Raptor held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing necessary to implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business would suffer if we are unable to raise the additional funds on acceptable terms which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

WE WILL BE COMPETING AGAINST A NUMBER OF COMPANIES IN THE ACQUISITION OF INCOME PRODUCING PROPERTIES WHICH MAY FORCE US TO PAY MORE FOR THESE PROPERTIES THAN WE MIGHT OTHERWISE DESIRE.

         Our business model is focused, in part, on the acquisition of properties in the areas of income producing commercial and residential properties, residential development projects, leisure and destination properties, and real estate service operations. We will be competing against a number of large, established, well- recognized and well capitalized companies in the purchase of these properties. Because we will face stiff competition, we cannot guarantee that we will be successful in acquiring properties we may target which have the greatest potential for a steady income stream. If we are required to purchase the less desirable properties, our ability to generate significant revenues from this division of our company will be adversely affected, which will in turn adversely affect our results of operations and liquidity.

WE CANNOT GUARANTEE THAT OUR WEB SITES WILL EVER GENERATE SIGNIFICANT REVENUES OR DEVELOP A WIDE FOLLOWING.

         Our business model also calls for our development of web sites covering a diverse universe of subjects. Our business model is dependent upon revenues generated from online advertising and subscription fees. Many existing online companies have experienced significant difficulty in generating revenues from these types of sources and have altered their business models. We cannot guarantee you that our business model will be successful. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.

OUR MANAGEMENT CONTROLS OUR COMPANY.

         Messrs. Paul F. Lovito, Marc A. Lovito and Matthew J. Lovito, our executive officers and directors, are also are principal shareholders, owning approximately 76% of our issued and outstanding common stock. Accordingly, they will be able to elect all of the members of our board of directors, and will effectively continue to control our direction and operations.

THERE IS ONLY A LIMITED PUBLIC MARKET FOR OUR SHARES, AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES

         There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

WE EXPECT TO EXPERIENCE VOLATILITY IN OUR STOCK PRICES.

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or the marketing industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

         - the announcement or introduction of new services and products by us and our competitors;

         - our ability to upgrade and develop our develop web sites in a timely and effective manner;

         - our ability to acquire income producing properties at competitive prices, and to effectively manage those properties and maintain tenant satisfaction;

         - the level of use of the Internet and online services and the rate of market acceptance of the Internet and other online services for transacting business;

         - technical difficulties, system downtime, or Internet brownouts;

         - the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         -        government regulation; and

         -        general economic conditions and economic conditions.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. In addition, the stock market in general and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of those companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

          RAPTOR INVESTMENTS, INC. 2002 NON-QUALIFIED STOCK OPTION PLAN

         In January 2002, our board of directors adopted our 2002 Non-Qualified Stock Option Plan (the "Plan"). The purpose of the Plan is to advance our interests and those of our shareholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe this Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our directors, key employees and consultants.

         We have reserved an aggregate of 10,000,000 shares of common stock for issuance under the Plan. If an option ceases to be exercisable, the shares of our common stock underlying that option continue to be available under the Plan. If shares of our common stock are delivered to us as payment for shares of our common stock purchased by the exercise of a Plan option, such shares shall also be available under the Plan. If there is a change in the number of our shares of common stock as a result of a stock dividend, recapitalization resulting in stock split-ups, or combinations, or exchanges of stock, or otherwise, the number of shares of our common stock available for purchase upon the exercise of options, the shares of our common stock subject to any option and the exercise price of any outstanding option will be proportionately adjusted by our board of directors. The number of options covered by the Plan, however, will not be affected.

         The Plan is administered by our board of directors. Awards may be made under the Plan in the form of non-qualified stock options with an exercise price per share, an option term and the manner in which it may be exercised as determined by our board of directors on the date of the grant. The terms of an option to one person under the Plan may differ from the terms of an option granted to another person under the Plan, and may differ from the terms of an earlier option granted to the same person. The exercise price of the stock options may be paid in either:

         -        cash,
         - promissory note secured by the share of our common stock issued through exercise of the related options, or
         - in property or our securities, if permitted by our board of directors in their sole discretion, having a value equal to the exercise price.

         All Plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. In the event say shares of our common stock acquired by an exercise of an option granted under the Plan are transferred other than by will or by the laws of dissent and distribution within two years of the date of the option grant or within one year after the transfer of the stock pursuant to an exercise, the optionee must give us prompt written notice.

         If an optionee's employment is terminated for any reason, other than due to his or her death, disability or retirement, or otherwise, all right to exercise outstanding options terminates at the date of such termination absent specific provisions in the option agreement. If the optionee dies during the term of his or her employment, or within three months from after termination as a result of disability, retirement or otherwise, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee's employment is terminated because of disability and the optionee has not died within the following three months, the options are exercisable until the earlier of one year from the date of termination or the expiration date of the option as set forth in the related option agreement. If the optionee's employment is terminated as a result of his or her retirement, or with our consent or involuntarily other than a termination for cause (as defined in the Plan), the outstanding options previously granted to that optionee are exercisable for the earlier of 30 days from the date of termination or the expiration date of the option.

         Our board of directors may amend, suspend or terminate our Plan at any time, except that no amendment can be made which prejudices the rights of any person which has previously been granted options. As of the date hereof, no options have been issued.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to our Plan and is based on federal income tax laws and regulations in effect on June 30, 2001. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his or her own tax adviser.

         Our Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the IRS Code.

         The holder of non-qualified options does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

RESTRICTIONS UNDER FEDERAL SECURITIES LAWS

         The sale of our common stock issuable upon pursuant to our Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 promulgated under the Securities Act or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                          SALES BY SELLING SHAREHOLDERS

         This prospectus covers shares of our common stock issuable upon the exercise of options under our Plan and the subsequent resale of the shares of our common stock by selling shareholders who are our affiliates. The shares of our common stock being reoffered by our affiliates pursuant to this prospectus are deemed to be control shares as that term is defined in Rule 405 of the Securities Act.

         The following table sets forth,

         o the name of each selling shareholder who is our affiliate as that term is defined in the Securities Act,
         o        the number of shares owned, and
         o the number of shares being registered for resale by each affiliated selling shareholder.
         o the percentage of our common stock to be owned by the affiliated selling shareholder following completion of such offering (based on 43,887,681 shares of our common stock outstanding at December 31, 2001), and adjusted to give effect to the issuance of shares upon the exercise of the named affiliate selling shareholder's options to be offered hereby, but excludes shares issuable upon the exercise of any other option held by the affiliated selling shareholder or any shares issuable upon the exercise of any other person's options.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the following table. All of the shares being registered for resale under this prospectus for the selling shareholders may be offered hereby. Because the selling shareholders may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares being offered hereby that will be held by the selling shareholders upon termination of any offering made hereby. We have, therefore, for the purposes of the following table assumed that the selling shareholders will, if applicable, exercise the options described below, and sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own or which can be acquired upon the exercise of options granted outside of our Plan.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling shareholder is based upon the information contained in a record list of our shareholders at December 31, 2001.


                              PLAN OF DISTRIBUTION

         The information under this heading relates to resales of shares of our common stock covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws.

         The shares offered hereby by the selling shareholders may be resold and distributed from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods including, without limitation:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by a broker or dealer for its account under this prospectus;

         o face-to-face or other direct transactions between the selling shareholders and purchasers without a broker-dealer or other intermediary; and

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. These broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and deliver the shares to close out the positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

         Information as to whether an underwriter(s) who may be selected by the selling shareholders, or any other broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters who may be selected by the selling shareholders, or any broker-dealer, acting as principal or agent for the selling shareholders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling shareholders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

         Sales of securities by us and the selling shareholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share. As of April 15,2002, there were 43,887,681 shares of common stock outstanding. All outstanding shares of common stock are validly authorized and issued, fully paid, and non-assessable.

         The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or other subscription rights to convert their shares into any other securities.

PREFERRED STOCK

         Our board of directors has the authority, without further action by our shareholders, to issue 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the privileges and rights of each series. These privileges and rights may be greater than those of the common stock. Our board of directors, without further shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. This type of "blank check preferred stock" makes it possible for us to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520.


                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

                                    EXPERTS

         The consolidated statement of net assets in liquidation of Paramark Enterprises, Inc. (formerly T. J. Cinnamons, Inc.) and Subsidiary at December 31, 2000, and the related statement of changes in net assets in liquidation for the period from October 1, 2000 to December 31, 2000, together with the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from January 1, 2000 to September 30, 2000, and for the year ended December 31, 1999, incorporated by reference in this prospectus have been audited by Amper Politziner & Mattia, P.A., independent certified public accountants, and the balance sheet as of December 31, 2001 and the related statements of operations, changes in the stockholders deficiency and cash flow for the year ended December 31, 2001 incorporated by reference in this prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         We have filed with the SEC a registration statement on Form S-8. This prospectus is part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Raptor and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, each of you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC as discussed below.

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offering is completed.

         - Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; and

         - all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

                                    Corporate Secretary
                                    Raptor Investments, Inc.
                                    2855 North University Drive, Suite 320
                                    Coral Springs, Florida  33065
                                    954-346-5799

ITEM 4.           DESCRIPTION OF SECURITIES

         A description of the our securities is set forth in the prospectus incorporated as a part of this registration statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Persons eligible to receive restricted stock awards or grants of non-qualified stock options will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws. Raptor claims the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

ITEM 8.           EXHIBITS

4        Raptor Investments, Inc. 2002 Non-Qualified Stock Option Plan
5        Opinion of Atlas Pearlman, P.A.
23.1     Consent of Amper Politziner & Mattia, P.A.
23.2     Consent of Weinberg & Company, P.A.
23.3     Consent of Atlas Pearlman, P.A. (included in Exhibit 5)

ITEM 9.           UNDERTAKINGS

         The Registrant will:

         1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  i. Include any prospectus required by section 10(a)(3) of the Securities Act;

                  ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. Include any additional or changed material information on the plan of distribution.

         2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs and the State of Florida, on the 19th day of April, 2002.


                                    RAPTOR INVESTMENTS, INC.


                                    By:      /S/ PAUL F. LOVITO
                                             -----------------------------------
                                             Paul F. Lovito, Jr, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                     DATE


/S/ PAUL F. LOVITO             Chairman, President              April 19, 2002
------------------
Paul F. Lovito                 and CEO


/S/ MARC A. LOVITO             Vice President, Secretary        April 19, 2002
------------------
                               and Director


/S/ MATTHEW J. LOVITO          Treasurer, CFO and              April 19, 2002
---------------------
                               and Director

                                  EXHIBIT INDEX


         Exhibit No.               Description

         4           2002 Non-Qualified Stock Option Plan

         5           Opinion of Atlas Pearlman, P.A.

         23.1        Consent of Amper Politziner & Mattia, P.A.

         23.2        Consent of Weinberg & Company, P.A.

         23.3        Consent of Atlas Pearlman, P.A. (included in Exhibit 5)






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